Exhibit 99.1
VMware Announces Record Date for Conditional Special Dividend

Record Date for $11.5B conditional special dividend is October 29, 2021

PALO ALTO, Calif. – Oct. 19, 2021 –VMware Inc. (NYSE:VMW) (“VMware”), a leading innovator in enterprise software, today announced that October 29, 2021 has been set as the record date (the “Record Date”) for VMware’s $11.5 billion, conditional special dividend payable pro-rata to all VMware stockholders (the “Special Dividend”). The Special Dividend is payable in connection with the closing of the transactions contemplated by that Separation and Distribution Agreement, both originally announced on April 14, 2021, pursuant to which VMware will be spun-off (the “Spin-off”) from Dell Technologies Inc. (“Dell”). Payment of the Special Dividend remains subject to the Dividend Payment Conditions, as defined in the Separation and Distribution Agreement and described in VMware’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 14, 2021 and October 7, 2021.

The Special Dividend will be payable pro-rata to all VMware stockholders of record as of the close of business on the Record Date. VMware will announce the per share dividend amount following the end of trading on the New York Stock Exchange on the Record Date.

Shareholders of record of Dell common stock that are entitled to receive the distribution of VMware Class A common stock as part of the Spin-off will not be entitled to the cash dividend.

The payment date for the Special Dividend will be November 1, 2021 (the “Payment Date”), subject to satisfaction of the closing conditions.

Shares of VMware Class A common stock will trade with due bills from October 28, 2021, through and including the Payment Date of November 1, 2021. The ex-dividend date will be November 2, 2021 (the first trading day following the Payment Date).

U.S. Federal Tax Treatment of the Special Dividend
VMware currently estimates that, for federal tax purposes, 39.49% of the Special Dividend will be treated as a taxable dividend, with the other 60.51% of the Special Dividend being first treated as a return on capital to stockholders to the extent of their basis in VMware common stock, and thereafter as capital gain.

The tax treatment of the Special Dividend will be based on VMware’s current and accumulated earnings and profits through VMware’s fiscal year ending January 28, 2022 (“FY22”). The process of determining current and accumulated earnings and profits requires a final determination of VMware’s financial results for FY22 and a review of certain other factors. The determination will be based in part on factors that are outside of the control of VMware and which cannot be ascertained at this time. VMware does not expect the calculation of the portion that will be treated as a taxable dividend for federal tax purposes to be finalized until after the completion of FY22. Accordingly, the portion of the Special Dividend estimated to be a taxable dividend provided in this release is based upon currently available information and is subject to change.

The taxable dividend may be eligible for treatment as a qualified dividend for federal tax purposes depending on the holding period of the underlying stock and other personal tax matters. The precise tax impact of the Special Dividend to specific stockholders depends upon the stockholder’s individual tax situation.

The Internal Revenue Service (“IRS”) Form 1099-DIV, issued no later than January 31 of each tax year (or as allowed by IRS procedures), will reflect the amount of the Special Divided to be treated as a taxable dividend and the amount of the distribution first treated as a return on capital to stockholders to the extent of their basis in VMware common stock, and thereafter as capital gain.

Since the tax treatment of the Special Dividend cannot be finalized until after the close of FY22 this may result in stockholders receiving an amended IRS Form 1099-DIV or other required reporting after the initial IRS Form 1099-DIV forms are distributed on January 31, 2022. The decision to issue an amended IRS Form 1099-DIV to stockholders will be made by individual brokerage firms.

Stockholders are urged to consult with a tax advisor to determine the tax consequences of the Special Dividend received, including any state, local or foreign tax considerations.

Exhibit 99.1
The current estimated return of capital percentages relating to the Special Dividend will also be reported on IRS Form 8937 pursuant to U.S. tax basis reporting required under Internal Revenue Code Section 6045B. The IRS Form 8937 will be posted on the Payment Date to VMware’s investor relations website http://ir.vmware.com and may be updated once the return of capital percentages on the Special Dividend are finalized.

About VMware
VMware is a leading provider of multi-cloud services for all apps, enabling digital innovation with enterprise control. As a trusted foundation to accelerate innovation, VMware software gives businesses the flexibility and choice they need to build the future. Headquartered in Palo Alto, California, VMware is committed to building a better future through the company’s 2030 Agenda. For more information, please visit www.vmware.com/company.

Forward-Looking Statements
This press release contains forward-looking statements that are based on VMware’s current expectations, including, among other things, statements regarding the transactions contemplated by the Separation and Distribution Agreement, including the Special Dividend, expected satisfaction of the Dividend Payment Conditions and timing of the related Record Date, Payment Date, per share dividend amount announcement, trading with due bills, the ex-dividend date, the tax treatment of the Special Dividend and the specific percentage of the Special Dividend that will be treated as a return on capital or capital gain. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) satisfaction of conditions related to and VMware’s ability to pay the Special Dividend; (2) the occurrence of any event, change or other circumstances that could give rise to delay in the consummation of or failure to satisfy conditions precedent to transactions contemplated by, or result in the termination of, the Separation and Distribution Agreement; (3) adverse changes in general economic, capital markets or other market conditions; (4) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into and rapid technological changes in the industries in which we compete, and new product and marketing initiatives by VMware’s competitors; (5) VMware’s relationship with Dell and Dell’s ability to control matters requiring stockholder approval; (6) disruptions resulting from key management changes and VMware’s ability to retain and hire key personnel; (7) the impact of the COVID-19 pandemic on VMware’s operations, financial condition, customers, the business environment and global and regional economies; (8) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (9) VMware’s customers’ ability to transition to the new products, platforms, services, solutions and computing strategies that we offer, and the uncertainty of their acceptance of emerging technologies; (10) VMware’s ability to enter into, maintain and extend strategically effective partnerships, collaborations and alliances; (11) the continued risk of litigation and regulatory actions; (12) VMware’s ability to protect its proprietary technology; (13) risks associated with cyber-attacks, information security and data privacy; (14) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers and tariffs; (15) changes in VMware’s financial condition; (16) determination of VMware’s financial results for FY22; and (17) other factors relating to the final calculation of the portion of the Special Dividend taxable as a dividend,a return of capital or capital gain. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and Current Reports on Form 8-K that VMware has filed and may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this press release.

Contact
Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454